 Annual MeetingNovember 22, 2016

 *  Forward-Looking Statements  This presentation contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to: statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits.These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; general economic conditions, either nationally or in our market areas, that are worse than expected; estimates of our risks and future costs and benefits.competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;adverse changes in the securities markets; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate acquired entities, if any; changes in consumer spending, borrowing and savings habits; changes in our organization, compensation and benefit plans;our ability to continue to increase and manage our commercial and residential real estate, multi-family, and commercial and industrial loans;possible impairments of securities held by us, including those issued by government entities and government sponsored enterprises;the level of future deposit premium assessments;the impact of the current recession on our loan portfolio (including cash flow and collateral values), investment portfolio, customers and capital market activities;changes in the financial performance and/or condition of our borrowers; andthe effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Securities and Exchange Commission, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

# An Overview of Oritani

ORITANI FINANCIAL CORP.



PASSAIC COUNTY
BERGEN COUNTY
Ramsey
Woodcliff Lake
Park Ridge
Westwood
Township of Washington
Ho-Ho-Kus
Emerson
Paterson
New Milford
Hackensack
Bergenfield
Teaneck
Clifton
Ridgefield Park
Palisades Park
Ridgefield
Cliffside Park
Fairview
Upper Montclair
North Bergen
ESSEX COUNTY
Union City
HUDSON COUNTY
Jersey City

| County | Rank | Branches | Company Deposits in Market ($000) | Deposit Market Share (%) | Projected Population Change 2017-2022 (%) | Median HH Income 2017 ($) | Projected HH Income Change 2017-2022 (%) |
|---|---|---|---|---|---|---|---|
| Bergen | 9 | 18 | 1,993,425 | 3.98 | 3.03 | 88,821 | 5.49 |
| Hudson | 18 | 5 | 141,613 | 0.47 | 4.15 | 62,864 | 7.36 |
| Passaic | 17 | 2 | 100,582 | 0.77 | 1.88 | 63,674 | 7.28 |
| Essex | 29 | 1 | 49,878 | 0.22 | 1.94 | 58,124 | 7.36 |
| **Total** | | **26** | **2,285,498** | | | | |
| **New Jersey Franchise** | | | | | **4.76** | **85,436** | **5.73** |
| **State of New Jersey** | | | | | **2.36** | **75,854** | **8.08** |
| **National** | | | | | **5.31** | **57,462** | **7.27** |

- Oritani Bank is a New Jersey-chartered savings bank headquartered in the Township of Washington, New Jersey, with a longstanding history of community banking since 1911
- Focuses on organic growth of loan portfolio through commercial real estate and multifamily loan originations
  - Gross loans have increased from $1.5 billion on June 30, 2010 to $3.2 billion as of September 30, 2016
- Operates 26 branches in demographically attractive Northern New Jersey
- One of the largest community banking institutions in Northern New Jersey
- Oritani ranks 9th in deposit market share in Bergen County with 17 branches; ranks 3rd among New Jersey based institutions
- Converted to MHC structure on January 24th, 2007, raising $122 million of gross proceeds
- Completed second-step conversion transaction on June 24th, 2010 raising $414 million of gross proceeds; experienced strong organic growth thereafter

Source: SNL Financial. Deposit information as of June 30, 2016
New Jersey Franchise demographic information weighted by deposits by county

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 An Overview of Oritani (Con’t)  *  Note: Stockholder information based on a closing stock price of $17.15 on 11/16/2016Insider ownership includes the Oritani Bank ESOP.

 Financial Highlights  *  Includes the impact of special dividends of $0.50 paid in December 2015 and $0.25 in December 2014; based on average stock price for each respective period.  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year

 Financial Highlights - Trends  *  Balance sheet strategies continue to have a significant positive impact on earnings and organic growthPristine credit quality with no recent provisions for loan losses Strong profitability driven by one of the lowest efficiency ratios in the countryEarnings augmented by profits on sales of real estate held for investment and joint venture interestsOperating at one of the highest ROAs in the countryStrong deposit growthSpecial dividends enhanced robust dividend yield

 Strong Asset Growth Trajectory  *  Oritani continues to execute its strategic plan of organic growth primarily through loan originations Strong and steady results have been attained despite a challenging environment   Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year. The bubbled numbers represent annual growth. Growth for the 1Q2017 period is annualized.  4.40%  4.85%  6.78%  9.43%  13.66%  10.89%

# Robust Loan Growth

- Oritani's focus on commercial real estate and multifamily loans has been a source of strength
  - The strategy has propelled both balance sheet growth and income statement results



$3,600,000
$3,200,000
$2,800,000
$2,400,000
$2,000,000
$1,600,000
$1,200,000
$800,000
$400,000
$0
$1.7B
$2.0B
$2.3B
$2.5B
$2.8B
$3.2B
$3.2B
19.13%
14.05%
9.85%
9.91%
13.31%
9.75%
2011
2012
2013
2014
2015
2016
2017Q1
Residential
Residential CRE
Credit / Grocery Retail CRE
Other CRE
Construction and Land Loans

8

Financial data is presented for Oritani's Fiscal Year Ended June 30 for each respective year. The bubbled numbers represent annual growth. Growth for the 1Q2017 period is annualized.

Loan Geography  *  Oritani’s loan portfolio is concentrated in New Jersey and New York, and primarily within a 150 mile radius from our headquarters in Bergen County

 Disciplined Underwriting Culture  *  Oritani has maintained disciplined underwriting standards and a proactive approach to problem assets which have resulted in pristine asset quality, a reduced level of problem assets, and no loan loss provisions over the trailing 24 months.  Dollars in thousands  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year with minimal chargeoffs.

 Continued Focus on Deposit Growth  *  Oritani’s deposit gathering efforts have resulted in an improved liability structure for the Company.Increases in deposits have enabled the Company to reduce its loan to deposit ratio in recent periods despite continued solid loan growth.  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year

 Limited Interest Rate Risk in the Loan Portfolio  *  Oritani continues to demonstrate discipline regarding interest rate risk. The vast majority of the portfolio reprices within 5 years, over half of the portfolio reprices within 3 years.  Dollars in thousands.

 Sales of Investments in Real Estate and Real Estate Joint Ventures  *  As detailed below, Oritani has disposed of the majority of its Investments in Real Estate and Real Estate Joint Ventures and generated significant gains.There is currently one real estate joint venture remaining in the portfolio. This remaining property is being marketed, and significant progress regarding disposition of the property has been attained.  Type ‘a’ corresponds to investments in real estate joint ventures.Type ‘b’ corresponds to real estate held for investment.

 Strong Net Interest Income Despite a Difficult Interest Rate Environment  *  Oritani has been able to maintain and grow net interest income despite an unfavorable slope to the treasury curve and spread compression.The Company has utilized a portion of the gains from the sales of the real estate investments and joint ventures to restructure the balance sheet and augment future net interest income. During fiscal 2016, a total of $316.8 million of Federal Home Loan Bank advances were prepaid and replaced with lower cost funding. In addition, adjustments were made to the holdings in the investment portfolio primarily to reduce interest rate risk.  Financial data is presented for Oritani’s Fiscal Year Ended June 30. *Reflects the annualized amount of Oritani’s actual results through September 30, 2016.Treasury spread is based on the average spread between the 10 year and the 2 year for each respective period.

 Robust Profitability In Volatile Environment  *  Net Income Trends Since 2nd Step Conversion (Dollars in thousands except per share amounts)  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year*Reflects the annualized amount of Oritani’s actual results through September 30, 2016.

 Comparison of ROAA Results to Peers  *  ROAA Trends Since 2nd Step Conversion  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year. Peer group is detailed on page 21*Reflects the annualized amount of Oritani’s actual results through September 30, 2016.

 Continued Focus on Cost Control  *  Oritani has been keenly focused on controlling costs while growing top line revenues  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year. Peer group is detailed on page 21

 Dividend Yield  *  Oritani has provided shareholders with a significantly higher dividend yield than its peers  Source: SNL Financial. Peer group is detailed on page 21. Peer average excludes special dividendsBased on average stock price for each respective quarter  2.4%  4.4%  7.5%

 Shareholder Friendly Capital Management  *  Oritani strives to balance its strategy of deploying excess capital in a shareholder friendly manner while also maintaining healthy capital levelsJune 22, 2011: Announced share repurchase program for 10% of outstanding sharesSeptember 14, 2011: Announced second share repurchase for another 10% of outstanding sharesNovember 14, 2011: Announced third share repurchase program for another 5% of outstanding sharesNovember 20, 2012: Declared special dividend of $0.40 per shareApril 25, 2013: Increased quarterly dividend to $0.175 per shareNovember 26, 2013: Declared special dividend of $0.25 per shareNovember 25, 2014: Declared special dividend of $0.25 per share.March 4, 2015: Announced fourth share repurchase program for 5% of outstanding shares, with 1,991,251 shares yet to be repurchased as of September 30, 2015.November 24, 2015: Declared special dividend of $0.50 per share.  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year* Includes special dividends

 QUESTIONS & ANSWERS

 Appendix: Oritani Peer Data  *  Source: SNL Financial as of the most recent reported quarter